UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 18, 2009

CORTEX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

15241 Barranca Parkway Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 727-3157

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer or Listing.

On May 18, 2009, Cortex Pharmaceuticals, Inc. (the “Company”) received a deficiency letter from the NYSE Amex LLC indicating that the Company does not comply with the minimum stockholders’ equity requirements for continued listing on the NYSE Amex as set forth in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the NYSE Amex Company Guide. The deficiency letter also indicates that the Company is not in compliance with Section 1003(a)(iv) of the NYSE Amex Company Guide in that it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the NYSE Amex, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.

In order to maintain its listing, the Company must provide, by June 18, 2009, a specific plan (the “Plan”) to regain compliance with Section 1003(a)(iv) of the NYSE Amex Company Guide by November 18, 2009 and Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the Company Guide within 18 months, or by November 18, 2010 (the “Plan Period”). If the NYSE Amex accepts the Plan, the Company may be able to continue its listing during the Plan Period. If the Company does not submit a Plan, or if the Plan is not accepted, it will be subject to delisting proceedings. Furthermore, if the Plan is accepted but the Company is not in compliance with the continued listing standards in Section 1003(a)(iv) of the NYSE Amex Company Guide by November 18, 2009 and with the continued listing standards in Sections 1003(a)(i), 1003(a)(ii) and 1003(a)(iii) of the Company Guide by November 18, 2010, or if the Company does not make progress consistent with the Plan during the Plan Period, the Company may be subject to delisting proceedings. The Company may appeal a determination to initiate delisting proceedings by the NYSE Amex staff.

The Company currently intends to prepare and submit a Plan within the time frame required by the NYSE Amex. However, there is no guarantee that the Plan will be accepted by the NYSE Amex, or that the Company will be able to make progress consistent with the Plan if it is accepted. Prior to filing the Plan and, if the Plan is timely filed, while the Plan is under review by the NYSE Amex, the Company expects that its common stock will continue to trade without interruption on NYSE Amex; however the trading symbol for the Company’s common stock will have an indicator (.BC) added as an extension to signify noncompliance with continued listing standards. Within five days of the date of the May 18, 2009 letter from NYSE Amex, the Company will be included in a list on the NYSE Amex website of issuers that do not comply with the listing standards. The .BC indicator will remain as an extension on the Company’s trading symbol until the Company has regained compliance with all applicable continued listing standards.

On May 22, 2009, the Company issued a press release announcing that it had received the letter from the NYSE Amex. A copy of the Company’s press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: None.

(b)	Pro Forma Financial Information: None.

(c)	Shell Company Transactions: None.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release of Cortex Pharmaceuticals, Inc. dated May 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTEX PHARMACEUTICALS, INC.

Date: May 22, 2009	By:	/s/ Maria S. Messinger
Maria S. Messinger Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description	Sequential Page No.

99.1	Press release of Cortex Pharmaceuticals, Inc. dated May 22, 2009.	6